UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARBORONE BANCORP, INC.

(Exact name of registrant as specified in charter)

Massachusetts	81-1607465
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

770 Oak Street,
Brockton, Massachusetts	02301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each
to be so registered	class is to be registered
Common Stock, par value $0.01	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-209944

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.     Description of Registrant’s Securities to be Registered

The description of the Common Stock and the rights of the shareholders of the registrant set forth under the captions “Description of Capital Stock” and “Restrictions on Acquisition of HarborOne Bancorp, Inc.” in the registrant’s prospectus dated May 13, 2016, which relates to the registrant’s registration statement on Form S-1 (No. 333-209944) (the “Registration Statement”), and is hereby incorporated by reference into this response.

Item 2.     Exhibits

Exhibit Number	Description

2.1	Plan of Reorganization and Minority Stock Issuance (1)

3.1	Articles of Organization of HarborOne Bancorp, Inc. (1)

3.2	By-Laws of HarborOne Bancorp, Inc. (1)

4.1	Form of Common Stock Certificate of HarborOne Bancorp, Inc. (2)

(1)  Incorporated by reference to the identically numbered exhibit to the Registration Statement.

(2)  Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARBORONE BANCORP, INC.

Date:	May 17, 2016	By:	/s/ Joseph F. Casey
			Name:	Joseph F. Casey
			Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer